Exhibit 3.2(ai)
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY
OPERATING AGREEMENT
OF
CLARKSBURG ARORA LLC
     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of Clarksburg Arora LLC, a Maryland limited liability company (the “Company”), is made and entered into to be effective as of the Effective Date (as hereinafter defined) between the Company and Beazer Clarksburg, LLC, a Maryland limited liability company, its sole member (the “Member”).
ARTICLE I.
DEFINITIONS
     For purposes of this Agreement, the following terms shall have the following meanings:
     1.1 Act. The Maryland Limited Liability Company Act as amended from time to time.
     1.2 Affiliate. Affiliate of an entity shall mean any other entity controlling, controlled by, or under common control with such entity where “control” means the right to elect a majority of the board of directors or other body controlling such entity.
     1.3 Articles. The Articles of Organization of the Company filed with the State of Maryland Department of Assessments and Taxation, as amended from time to time by the Member.
     1.4 Effective Date. August 18, 2009.
     1.5 Member. The entity identified in Article VI who has executed this Agreement.
ARTICLE II.
FORMATION
     2.1 Formation; Acquisition by Member. On May 14, 2001, the Company was formed as a Maryland limited liability company by delivering the Articles to the State of Maryland Department of Assessments and Taxation in accordance with the provisions of the Act. Effective as of May 14, 2001, Clarksburg Member LLC, a Maryland limited liability company, formerly known as Artery Clarksburg, LLC (“Clarksburg Member”), and the Member executed that certain Limited Liability Company Operating Agreement of the Company (the “Original Agreement”). Pursuant to that certain Assignment of Membership Interest, entered into as of the Effective Date by and between Clarksburg Member and the Member, the Member acquired all of Clarksburg Member’s limited liability company membership interests in the Company. The Member hereby amends and restates the Original Agreement to acknowledge its sole membership of the Company and to provide herein for the management and the conduct of the business and affairs of the Company and the relative rights and obligations of the Member with respect thereto.
     2.2 Name. The name of the Company is Clarksburg Arora LLC.
     2.3 Term. The term of the Company shall commence on the date the Articles were filed with the State of Maryland Department of Assessments and Taxation and shall continue unless terminated or dissolved in accordance with this Agreement.
     2.4 Changes to Offices and Agent. The Manager may change the Company’s registered office, registered agent and principal office from time to time.
ARTICLE III.
PURPOSE OF THE COMPANY; NATURE OF BUSINESS
     3.1 Purpose and Powers of the Company. The purpose of the Company is, and the Company shall have the power and authority, to engage in and carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act, including, without limitation, to own membership interests in and act as the manager of Clarksburg Skylark, LLC, a Maryland limited liability company and wholly owned subsidiary of the Company. The Company may, and shall have power and authority to, take any and all actions as may be necessary, appropriate, proper, advisable, incidental, convenient to or in furtherance of the foregoing purpose.
ARTICLE IV.
ACCOUNTING AND RECORDS
     4.1 Accounting Period. The Company’s accounting period and tax year shall be the calendar year.
     4.2 Records to be Maintained.
          (a) The Company shall maintain the following records at its principal office:
     (i) A copy of this Agreement and the Articles and all amendments thereto, and executed copies of the powers of attorney, if any, pursuant to which this Agreement, the Articles, or any amendments thereto have been executed;

     (ii) Copies of such records as would enable the Member to determine the business and financial condition of the Company, the Member, the date upon which the Member became a Member, the Member’s last known mailing address, and the voting rights of the Member, as applicable;
     (iii) Copies of the Company’s federal, foreign, state, and local income tax returns and reports, if any, for the three most recent years;
     (iv) Any financial statements of the Company for the three most recent years; and
     (v) True and full information regarding the amount of cash and other property (including the value thereof) contributed by the Member and what the Member agreed to contribute in the future.
          (b) The Member may, at the Member’s own expense, inspect and copy any Company record upon reasonable request during ordinary business hours.
ARTICLE V.
MANAGEMENT
     5.1 Management of the Company. All management of the Company shall be vested in a single manager (the “Manager”) who shall manage the business and operations of the Company and shall have all right, authority, power and discretion to control, direct, manage and administer the affairs of the Company and to do all things necessary to carry on the business and purposes of the Company, in each case subject to the direction of the Member. The Manager shall be Donald W. Knutson, and the Member hereby removes B. Hayes McCarty as a co-manager of the Company. The Manager may be removed, with or without cause, at any time by the Member, and the Member may, but shall not be required, to appoint a replacement Manager. In the event that a removed Manager is not replaced, all decisions to be made by the Manager and all other authority granted the Manager under this Agreement or the Act shall be exercised solely by the Member. The acts of the Member and the Manager shall bind the Company.
     5.2 Officers.
          (a) General Authority. The Company may have such officers (the “Officers”) as may be appointed by the Manager from time to time, each having such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be conferred by the Manager. Any number of offices may be held by the same person. The salaries of all Officers of the Company shall be fixed by the Manager. The Officers of the Company shall hold office until their successors are chosen and qualified; provided, however, any Officer appointed by the Manager may be removed at any time by the Manager with or without cause in the Manager’s discretion. Any vacancy occurring in any office of the Company may be filled by the Manager. In addition, the Manager may appoint, employ or otherwise cause the Company to contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its discretion from time to time. The Manager may delegate to any Officer of the Company or to any such other person or entity such authority to act on behalf of and to bind the Company.
          (b) Bank Accounts. The Officers of the Company are authorized and directed to open accounts with any bank as may be selected as depositories for the Company by the Manager, and to deposit therein funds of the Company, drafts, checks and notes of the Company, payments on said accounts to be made in the corporate name. The Officers are authorized to execute and deliver corporate resolutions on such forms as may be presented or required by any such bank, said forms to be completed with such information as the executing Officers may deem to be in the best interest of the Company. All such resolutions which may be required by banks selected by the Company dealing with the designation of such banks as depositories are adopted as resolutions of the Member, the Manager and any Officer of the Company may hereafter attest to and execute such bank resolutions and/or forms without additional action of the Member or the Manager.
     5.3 Liability of Member, Manager and Officers. None of the Member, the Manager or the Officers shall be liable for the obligations of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Member, the Manager or any Officer for liabilities of the Company. The Member’s, the Manager’s and each Officer’s liability shall be limited as set forth in the Act and other applicable law.
     5.4 Indemnification. To the fullest extent not prohibited by applicable law, the Company shall indemnify the Member, the Manager and each Officer of the Company for all costs and expenses (including attorneys’ fees and disbursements), losses, liabilities, and damages paid or accrued by such Member, Manager or Officer in connection with any act or omission performed by such person in good faith on behalf of the Company. To the fullest extent not prohibited by applicable law, expenses (including attorneys’ fees and disbursements) incurred by any such Member, Manager or Officer, in defending any claim, demand, action, suit or proceeding may, from time to time, upon approval by the Member, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, subject to recapture by the Company following a later determination that such Member, Manager or Officer was not entitled to indemnification hereunder. Notwithstanding the foregoing, none of the Member, the Manager or the Officers shall be indemnified against liability for any intentional misconduct, any knowing violation of law or any transaction in which such Member, Manager or Officer receives a personal benefit in violation or breach of the Act or this Agreement.
ARTICLE VI.
MEMBER; CONTRIBUTIONS
     6.1 Member. The sole Member of the Company is Beazer Clarksburg, LLC, a Maryland limited liability company.
     6.2 Capital Contributions. Unless the Member otherwise agrees, the Member shall not be required to contribute any capital to the Company except that previously contributed.

ARTICLE VII.
ALLOCATIONS AND DISTRIBUTIONS
     7.1 Distributions. Except as provided in paragraph 7.2, the Company may make distributions as determined by the Manager from time to time in accordance with this Agreement.
     7.2 Limitations on Distributions. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company. No distribution shall be made to the Member if such distribution is prohibited by the Act.
     7.3 Distribution Upon Sale of Assets. Upon a sale of all, or substantially all, of the assets of the Company, the net proceeds thereof shall be distributed to the Member.
ARTICLE VIII.
MEMBERSHIP INTERESTS
     8.1 Membership Interest. The Member shall have one hundred percent (100%) ownership of the Company.
     8.2 Disposition. The Member’s interest in the Company is transferable either voluntarily or by operation of law. The Member may dispose of all or a portion of the Member’s interest. Upon the transfer of the Member’s interest, the transferee shall be admitted as a Member at the time the transfer is completed.
ARTICLE IX.
ADMISSION OF ADDITIONAL MEMBERS
     9.1 Additional Members. The Member may admit additional Member(s) to the Company and determine the contributions to be made by, and interests of, such additional Member(s). The Company and the Member acknowledge that this Agreement governs the relationship between the Company and the Member only. If the Member admits additional Member(s), or if at any time the Company otherwise has more than one member, the rights, obligations and duties of all of the members shall be set forth in a further amended and restated operating agreement of the Company executed at the time of admission of such additional Member(s) to the Company. Such further amended and restated operating agreement shall supersede and replace this Agreement in its entirety.
ARTICLE X.
DISSOLUTION AND WINDING UP
     10.1 Dissolution. The Company shall be dissolved and its affairs wound up or shall be terminated only upon the occurrence of any of the following events:
          (a) the Member elects to dissolve the Company;

          (b) there are no members; or
          (c) the entry of a decree of judicial dissolution under Section 4A-903 of the Act.
     10.2 Effect of Dissolution. Upon dissolution, the Company shall cease to carry on its business, and its affairs shall be wound up in accordance with this Article X and the Act.
     10.3 Winding Up, Liquidation and Distribution of Assets.
          Upon the winding up of the Company, the Company property shall be distributed:
          (a) first, to creditors, including the Member if it is a creditor, to the extent permitted by law, in satisfaction of Company liabilities; and
          (b) second, to the Member.
     Any such distributions shall be in cash or property or partly in both, as determined by the Manager.
     10.4 Articles of Cancellation. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed as provided in Section 10.3, Articles of Cancellation shall be executed and filed with the State of Maryland Department of Assessments and Taxation in accordance with Section 4A-909 of the Act.
ARTICLE XI.
AMENDMENT
     11.1 Amendment. This Agreement may be amended or modified from time to time only by a written instrument signed by the Member.
ARTICLE XII.
MISCELLANEOUS PROVISIONS
     12.1 Entire Agreement. This Agreement represents the entire Agreement between the Member and the Company and supersedes all prior and/or contemporaneous understandings and agreements relating thereto (written or oral), including, without limitation, the Original Agreement, all of which are merged herein.
     12.2 No Conflict of Interest. The Member shall not be required to act hereunder as its sole and exclusive business activity and may have other business interests and engage in other activities in addition to those relating to the Company. The Company shall not have any right by virtue of this Agreement in or to any other interests or activities or to the income or proceeds derived therefrom. The Member may transact business with the Company and, subject to applicable laws, has the same rights and obligations with respect thereto as any other person. No transaction between the Member and the Company shall be voidable solely because the Member has a direct or indirect interest in the transaction if either the transaction is fair and reasonable to the Company or the Member authorizes, approves or ratifies the transaction in accordance with this Agreement or the Act.
     12.3 Application of Maryland Law. This Agreement, the application and interpretation hereof shall be governed exclusively by its terms and the laws of the State of Maryland and specifically the Act.
     12.4 Execution of Additional Instruments. The Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.
     12.5 Construction. Whenever the singular form is used in this Agreement, and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.
     12.6 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.
     12.7 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.
     12.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart to this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.
     12.9 Further Assurances. The Member agrees to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Agreement.
     12.10 No Rights of Creditors and Third Parties Under Agreement. This Agreement is entered into between the Company and the Member for the exclusive benefit of the Company, the Member and their respective successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other person. Except and only to the extent mandated by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and the Member with respect to any contribution, any deficiency in the Member’s capital account (which the Member shall not be obligated to restore), or otherwise.

     12.11 Federal Income Tax Elections; Tax Status. All elections required or permitted to be made by the Company under the Code or Regulations shall be made by the Member. As long as the Member is the only Member of the Company, the Company shall be taxed as a division of the Member if the Member is an entity other than an individual, trust, or estate and, if the Member is an individual, estate, or trust, then as a sole proprietorship or as directly owned assets of the Member. All provisions of the Articles and of this Agreement are to be construed so as to preserve the tax status under those circumstances.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

“Member”

BEAZER CLARKSBURG, LLC,
a Maryland limited liability company

By:	Beazer Homes Corp.,
a Tennessee corporation
Its:	Sole Member

	By:	/s/ Jeffrey Hoza

		Name:	Jeffrey Hoza
		Title:	Vice President and Treasurer

“Company”

CLARKSBURG ARORA LLC,
a Maryland limited liability company

By:	Beazer Clarksburg, LLC,
a Maryland limited liability company
Its:	Sole Member

	By:	Beazer Homes Corp.,
a Tennessee corporation
	Its:	Sole Member

		By:	/s/ Jeffrey Hoza

			Name:	Jeffrey Hoza
			Title:	Vice President and Treasurer